Exhibit 4(d)


                       THIRD AMENDMENT TO CREDIT AGREEMENT



     This Third Amendment to Credit Agreement ("Third Amendment"), dated as of June 2, 1997, by and between PORTEC, INC., a Delaware corporation (the "Company"), and American National Bank and Trust Company of Chicago, a national banking association, successor by assignment from NBD BANK, an Illinois banking corporation (the "Bank").


                                   WITNESSETH:

     WHEREAS, the Company and the Bank have executed a Credit Agreement (as amended, extended, modified or supplemented from time to time, the "Credit Agreement"), dated as of February 12, 1993.

     WHEREAS, the Company has requested that the Bank amend certain provisions of the Credit Agreement, and the Bank has agreed to do so on the terms and conditions set forth herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Upon satisfaction by the Company of the conditions set forth in paragraph 3 hereof, the Credit Agreement shall be amended as of the effective date hereof as follows:

          (a)  The definition  of "Commitment" contained  in Section 1.1  of the
Credit  Agreement  is  hereby   amended  to  delete  reference  to   the  number
"$15,300,000" and to insert the number "$17,000,000" in place thereof.

          (b) The definition of "Indebtedness" contained in Section 1.1 is amended to insert the phrase "and Rate Hedging Obligations" after the word "money" on the second line thereof.

          (c) The definition of "Termination Date" contained in Section 1.1 is amended by deleting reference to the date "April 30, 1998" and replacing said reference with the date "April 30, 2000".

          (d) The following new definitions of "Lease Line Facility", "Negotiated Rate", "Negotiated Rate Interest Period", "Negotiated Rate Loan", and "Rate Hedging Obligations" are inserted in the appropriate alphabetical locations in Section 1.1 as follows:


          "LEASE LINE FACILITY" SHALL MEAN THE AUTHORIZATION BY THE BANK OR ITS AFFILIATE TO ENTER INTO CONDITIONAL SALE CONTRACTS FOR THE PURCHASE OF EQUIPMENT OR TRUE EQUIPMENT LEASES WITH THE COMPANY IN A CAPITALIZED PRINCIPAL AMOUNT OF UP TO $1,500,000.

          "NEGOTIATED RATE" SHALL MEAN, WITH RESPECT TO ANY NEGOTIATED RATE LOAN, THE RATE PER ANNUM AT THE TIME SUCH NEGOTIATED RATE LOAN IS MADE, AGREED UPON BETWEEN THE BANK AND THE COMPANY.

          "NEGOTIATED RATE INTEREST PERIOD" SHALL MEAN, WITH RESPECT TO ANY NEGOTIATED RATE LOAN, THE PERIOD COMMENCING ON THE DAY SUCH NEGOTIATED RATE LOAN IS MADE OR CONVERTED TO A NEGOTIATED RATE LOAN AND ENDING ON THE DATE (WHICH MUST BE A BUSINESS DAY) AGREED UPON BETWEEN THE COMPANY AND THE BANK AT THE TIME SUCH NEGOTIATED RATE LOAN IS MADE, AND EACH SUBSEQUENT PERIOD COMMENCING ON THE LAST DAY OF THE IMMEDIATELY PRECEDING NEGOTIATED RATE INTEREST PERIOD AND ENDING ON THE DATE AGREED UPON BETWEEN THE COMPANY AND THE BANK AT THE TIME SUCH NEGOTIATED RATE LOAN IS ELECTED TO BE CONTINUED AS A NEGOTIATED RATE LOAN BY THE COMPANY UNDER SECTION 2.7, PROVIDED, HOWEVER, THAT NO NEGOTIATED RATE INTEREST PERIOD WHICH WOULD END AFTER THE TERMINATION DATE SHALL BE PERMITTED.

          "NEGOTIATED RATE LOAN" SHALL MEAN ANY LOAN WHICH BEARS INTEREST AT THE NEGOTIATED RATE.

          "RATE HEDGING OBLIGATIONS" OF A PERSON MEANS ANY AND ALL OBLIGATIONS OF SUCH PERSON, WHETHER ABSOLUTE, CONTINGENT AND HOWSOEVER AND WHENSOEVER CREATED, ARISING, EVIDENCED OR ACQUIRED (INCLUDING ALL RENEWALS, EXTENSIONS AND MODIFICATIONS THEREOF AND SUBSTITUTIONS THEREFOR), UNDER (I) ANY AND ALL AGREEMENTS, DEVICES OR ARRANGEMENTS DESIGNED TO PROTECT AT LEAST ONE OF THE PARTIES THERETO FROM THE FLUCTUATIONS OF INTEREST RATES, EXCHANGE RATES OR FORWARD RATES APPLICABLE TO SUCH PARTY'S ASSETS, LIABILITIES OR EXCHANGE TRANSACTIONS, INCLUDING, BUT NOT LIMITED TO, DOLLAR-DENOMINATED OR CROSS-CURRENCY RATE EXCHANGE AGREEMENTS, FORWARD CURRENCY EXCHANGE AGREEMENTS, INTEREST RATE CAP OR COLLAR PROTECTION AGREEMENTS, FORWARD RATE CURRENCY OR INTEREST RATE OPTIONS, PUTS AND WARRANTS, AND (II) ANY AND ALL CANCELLATIONS, BUY BACKS, REVERSALS, TERMINATIONS OR ASSIGNMENTS OF ANY OF THE FOREGOING.

     (e) The definition of "Overdue Rate" contained in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced as follows:

          "OVERDUE RATE" SHALL MEAN (A) IN RESPECT OF PRINCIPAL OF FLOATING RATE LOANS, A RATE PER ANNUM THAT IS EQUAL TO THE SUM OF THREE PERCENT (3%) PER ANNUM PLUS THE FLOATING RATE, (B) IN RESPECT OF PRINCIPAL OF EURODOLLAR RATE LOANS, A RATE PER ANNUM THAT IS EQUAL TO THE SUM OF THREE PERCENT (3%) PER ANNUM PLUS THE PER ANNUM RATE IN EFFECT THEREON UNTIL THE END OF THE THEN CURRENT INTEREST PERIOD FOR SUCH EURODOLLAR RATE LOAN AND, THEREAFTER AT A RATE PER ANNUM THAT IS EQUAL TO THE SUM OF THREE PERCENT (3%) PER ANNUM PLUS THE FLOATING RATE, (C) IN RESPECT OF PRINCIPAL OF NEGOTIATED RATE LOANS, A RATE PER ANNUM THAT IS EQUAL TO THE SUM OF THREE PERCENT (3%) PER ANNUM PLUS THE PER ANNUM RATE IN EFFECT THEREON UNTIL THE END OF THE THEN CURRENT NEGOTIATED RATE INTEREST PERIOD FOR SUCH NEGOTIATED RATE LOAN AND, THEREAFTER, AT A RATE PER ANNUM THAT IS EQUAL TO THE SUM OF THREE PERCENT (3%) PER ANNUM PLUS THE FLOATING RATE AND (D) IN RESPECT OF ALL OTHER AMOUNTS PAYABLE BY THE COMPANY HEREUNDER (OTHER THAN INTEREST), A RATE PER ANNUM THAT IS EQUAL TO THE SUM OF THREE PERCENT (3%) PER ANNUM PLUS THE FLOATING RATE.

          (f) The first sentence of Section 2.4(a) of the Credit Agreement is deleted in its entirety and replaced as follows:

          (A) THE COMPANY SHALL GIVE THE BANK NOTICE OF ITS REQUEST FOR EACH ADVANCE IN SUBSTANTIALLY THE FORM OF EXHIBIT B HERETO NOT LATER THAN 10:00 A.M. CHICAGO, ILLINOIS TIME (I) THREE EURODOLLAR BUSINESS DAYS PRIOR TO THE DATE SUCH LOAN IS REQUESTED TO BE MADE IF SUCH LOAN IS TO BE MADE AS A EURODOLLAR RATE LOAN, (II) FIVE BUSINESS DAYS PRIOR TO THE DATE ANY LETTER OF CREDIT ADVANCE IS REQUESTED TO BE MADE,
     (III) ON THE DATE SUCH LOAN IS REQUESTED TO BE MADE IF SUCH LOAN IS TO BE MADE AS A FLOATING RATE LOAN, (IV) TWO BUSINESS DAYS PRIOR TO THE DATE SUCH LOAN IS REQUESTED TO BE MADE IF SUCH LOAN IS TO BE MADE AS A NEGOTIATED RATE LOAN, WHICH NOTICE SHALL SPECIFY WHETHER A EURODOLLAR RATE LOAN, FLOATING RATE LOAN, LETTER OF CREDIT ADVANCE OR NEGOTIATED RATE LOAN IS REQUESTED AND, IN THE CASE OF EACH REQUESTED EURODOLLAR RATE LOAN OR NEGOTIATED RATE LOAN, THE INTEREST PERIOD OR NEGOTIATED RATE INTEREST PERIOD, AS APPLICABLE, TO BE INITIALLY APPLICABLE TO SUCH LOAN AND, IN THE CASE OF EACH LETTER OF CREDIT ADVANCE, SUCH INFORMATION AS MAY BE NECESSARY FOR THE ISSUANCE THEREOF BY THE BANK.

        (g) Section 2.7 of the Credit Agreement is deleted in its entirety and replaced as follows:

          2.7  SUBSEQUENT ELECTIONS AS TO LOANS        THE    COMPANY   MAY
     ELECT (A) TO CONTINUE ANY LOAN (WHETHER EURODOLLAR RATE, NEGOTIATED RATE OR FLOATING RATE) UPON THE SAME BASIS, (B) TO CONVERT A EURODOLLAR RATE LOAN TO A FLOATING RATE LOAN OR A NEGOTIATED RATE LOAN, (C) TO CONVERT A FLOATING RATE LOAN TO A EURODOLLAR RATE LOAN OR NEGOTIATED RATE LOAN, OR (D) TO CONVERT A NEGOTIATED RATE LOAN TO THE FLOATING RATE LOAN OR A EURODOLLAR RATE LOAN, IN EACH CASE BY GIVING NOTICE THEREOF TO THE BANK IN SUBSTANTIALLY THE FORM OF EXHIBIT B
     HERETO NOT LATER THAN 10:00 A.M. CHICAGO TIME THREE EURODOLLAR BUSINESS DAYS PRIOR TO THE DATE OF SUCH CONTINUATION OF OR CONVERSION TO A EURODOLLAR RATE LOAN IS TO BE EFFECTIVE, NOT LATER THAN 10:00 A.M. CHICAGO TIME TWO BUSINESS DAYS PRIOR TO THE DATE ANY SUCH CONTINUATION OF OR CONVERSION TO A NEGOTIATED RATE LOAN IS TO BE EFFECTIVE, AND NOT LATER THAN 10:00 A.M. CHICAGO TIME THE SAME BUSINESS DAY OF THE DATE OF SUCH CONTINUATION OR CONVERSION IS TO BE EFFECTIVE IN ALL OTHER CASES, PROVIDED THAT AN OUTSTANDING EURODOLLAR RATE LOAN OR NEGOTIATED RATE LOAN MAY ONLY BE CONVERTED ON THE LAST DAY OF THE THEN CURRENT INTEREST PERIOD OR NEGOTIATED RATE INTEREST PERIOD, AS APPLICABLE, AND PROVIDED FURTHER IF A CONTINUATION OF A LOAN AS, OR A CONVERSION OF A LOAN TO A EURODOLLAR RATE LOAN OR NEGOTIATED RATE LOAN IS REQUESTED, SUCH NOTICE SHALL ALSO SPECIFY THE INTEREST PERIOD OR NEGOTIATED RATE INTEREST PERIOD, AS APPLICABLE, UPON SUCH CONTINUATION OR CONVERSION, AND PROVIDED FURTHER THAT IF THE COMPANY FAILS TO MAKE AN ELECTION WITH RESPECT TO THE CONTINUATION OR CONVERSION OF ANY EURODOLLAR RATE LOAN OR NEGOTIATED RATE LOAN AT THE END OF ANY APPLICABLE INTEREST PERIOD OR NEGOTIATED RATE INTEREST PERIOD, SUCH EURODOLLAR RATE LOAN OR NEGOTIATED RATE LOAN, AS APPLICABLE, SHALL BE DEEMED TO BE CONVERTED TO A FLOATING RATE LOAN AS OF THE END OF THE APPLICABLE INTEREST PERIOD OR NEGOTIATED RATE INTEREST PERIOD.

          (h) Section 2.9 of the Credit Agreement is hereby amended to insert the phrase "or Negotiated Rate Loan" after the phrase "Eurodollar Rate Loan" contained on the third line thereof.

          (i) Section 3.1(c) of the Credit Agreement is hereby amended to add the following sentence at the conclusion thereof:

     SHOULD ANY NEGOTIATED RATE LOAN BE PREPAID ON A DATE OTHER THAN THE LAST DAY OF THE RELEVANT NEGOTIATED RATE INTEREST PERIOD, THEN THE COMPANY SHALL PAY AN ADDITIONAL AMOUNT NECESSARY TO COMPENSATE THE BANK FOR ANY LOSS INCURRED AS A RESULT OF SUCH PREPAYMENT, AS MORE PARTICULARLY DESCRIBED IN SECTION 3.9 HEREOF.

          (j) Section 3.2(a) of the Credit Agreement is hereby amended to delete the final subparagraph therein (which commences with the phrase "Such interest payments...") and to insert in its place the following provisions:

               DURING SUCH PERIODS THAT SUCH LOAN IS A NEGOTIATED RATE LOAN, THE NEGOTIATED RATE APPLICABLE TO SUCH LOAN FOR EACH RELATED NEGOTIATED RATE INTEREST PERIOD.

               SUCH INTEREST PAYMENTS SHALL BE MADE (I) WITH RESPECT TO FLOATING RATE LOANS, ON THE LAST BUSINESS DAY OF EACH MARCH, JUNE, SEPTEMBER AND DECEMBER, AND AT MATURITY (WHETHER AT STATED MATURITY, BY ACCELERATION, OR OTHERWISE), (II) WITH RESPECT TO EURODOLLAR RATE LOANS, ON THE EARLIER OF THE LAST DAY OF THE INTEREST PERIOD APPLICABLE THERETO OR THE NEXT SCHEDULED INTEREST PAYMENT DUE DATE FOR FLOATING RATE LOANS AND AT MATURITY (WHETHER AT STATED MATURITY, BY ACCELERATION OR OTHERWISE), AND (III) WITH RESPECT TO NEGOTIATED RATE LOANS, ON THE EARLIER OF THE LAST DAY OF THE NEGOTIATED RATE INTEREST PERIOD OR THE NEXT SCHEDULED INTEREST PAYMENT DUE DATE FOR FLOATING RATE LOANS APPLICABLE THERETO AND AT MATURITY (WHETHER AT STATED MATURITY, BY ACCELERATION OR OTHERWISE).

          (k) Section 3.9 of the Credit Agreement is hereby amended to insert the letter "(a)" at the commencement thereof and to add the following subsection
(b) at the conclusion thereof:

               (B) IF THE COMPANY MAKES ANY PAYMENT OF PRINCIPAL WITH RESPECT TO ANY NEGOTIATED RATE LOAN ON ANY OTHER DATE THAN THE LAST DAY OF AN INTEREST PERIOD APPLICABLE THERETO (WHETHER PURSUANT TO ANY OF SECTIONS 3.1(C), 3.7, 3.8, 6.2 OR OTHERWISE), THE COMPANY SHALL PAY THE BANK, AT THE TIME OF SUCH PREPAYMENT, A PREPAYMENT PREMIUM EQUAL TO THE CURRENT VALUE OF (I) THE INTEREST RATE THAT WOULD HAVE ACCRUED ON THE AMOUNT PREPAID AT THE NEGOTIATED RATE, MINUS (II) THE INTEREST RATE THAT WOULD ACCRUE ON THE AMOUNT PREPAID AT THE TREASURY RATE. IN EACH CASE, INTEREST WILL BE CALCULATED FROM THE PREPAYMENT DATE TO EACH REMAINING SCHEDULED INSTALLMENT OF PRINCIPAL IN ITS INVERSE ORDER OF MATURITY. AS USED HEREIN, "TREASURY RATE" SHALL MEAN THE YIELD, AS OF THE DATE OF PREPAYMENT, ON UNITED STATES TREASURY BILLS, NOTES OR BONDS, SELECTED BY THE BANK IN ITS REASONABLE DISCRETION IN ACCORDANCE WITH PAST PRACTICES, HAVING MATURITIES COMPARABLE TO THE SCHEDULED MATURITIES OF THE INSTALLMENTS BEING PREPAID. AS USED HEREIN, "CURRENT VALUE" MEANS THE DOLLAR AMOUNT OF INTEREST TO BE EARNED, DISCOUNTED AT THE TREASURY RATE. THE COMPANY ACKNOWLEDGES AND AGREES THAT THIS PREPAYMENT PREMIUM IS A REASONABLE ESTIMATE OF THE BANK'S LOSSES IN THE EVENT OF THE PREPAYMENT OF A NEGOTIATED RATE LOAN AND NOT A PENALTY AND IS PAYABLE AS A BARGAINED-FOR INDUCEMENT FOR THE BANK TO EXTEND CREDIT TO THE COMPANY AT THE NEGOTIATED RATE.

          (l) Section 5.2(b) of the Credit Agreement is hereby amended by deleting the number "$23,5000,000" and inserting the number "$32,000,000" in place thereof and to insert the following clause at the end of said Section 5.2(b):

               ;PROVIDED, HOWEVER, THAT SOLELY FOR PURPOSES OF THIS SECTION 5.2(B), THE CALCULATION OF TANGIBLE NET WORTH SHALL INCLUDE ADDITIONAL GOODWILL OF UP TO $5,000,000 COMING INTO EXISTENCE AS A RESULT OF PERMITTED MERGERS OR ACQUISITIONS CONSUMMATED AFTER APRIL 30, 1997.

          (m) Section 5.2(e) of the Credit Agreement is hereby amended to delete the word "and" appearing at the end of paragraph (vi) thereof, to delete the period at the end of paragraph (vii) thereof and to insert in its place a semicolon followed by the word "and" and to add the following subsection (viii):

               (VIII) INDEBTEDNESS FOR RATE HEDGING OBLIGATIONS OWING TO THE BANK OR ITS AFFILIATE AND INDEBTEDNESS UNDER THE LEASE LINE.

          (n) Section 5.2(f) of the Credit Agreement is amended to delete paragraph (viii) thereto and to add a new subsection (viii) as follows:

               (VIII)    LIENS SECURING THE LEASE LINE FACILITY.

          (o) Section 7.2(a) is hereby amended to deleted the text commencing with the number "122" appearing on the fourth line thereof through and including the number "708-240-1705" appearing on the seventh line thereof and to insert in its place the following:

     ONE  HUNDRED FIELD  DRIVE, SUITE  120, LAKE  FOREST, ILLINOIS   60045,
     ATTENTION: MICHAEL T. YONKER, PRESIDENT, FACSIMILE NO. (847) 735-2828, AND TO THE BANK AT 33 NORTH LASALLE STREET, CHICAGO, ILLINOIS 60690, ATTENTION: GEORGY ANN PELUCHIWSKI, FACSIMILE NO. (312) 648-5739.

     2. Exhibit A-1 to the Credit Agreement is hereby deleted in its entirety and replaced by a new Exhibit A-1 appearing in the form of Schedule 1 to this Third Amendment and Exhibit B to the Credit Agreement is hereby deleted in its entirety and replaced by a new Exhibit B appearing in the form of Schedule 2 to this Third Amendment. All references to the "Revolving Credit Note" or terms of like import contained in the Credit Agreement and the Security Documents shall mean and be references to the Amended and Restated Revolving Credit Note contained on Schedule 1 to this Third Amendment. From and after the effective date hereof, references to the Credit Agreement in the Credit Agreement, the Notes and the Security Documents and all other documents executed pursuant to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby. From and after the effective date hereof, all references in the Credit Agreement and the Security Documents to "NBD Bank" or terms of like import shall mean and be references to "American National Bank and Trust Company of Chicago, a national banking association".

     3.   This Third Amendment shall not become effective until:

          (a) The Company shall have delivered to the Bank certificate of recent date of the appropriate government official certifying as to the corporate existence of the Company;

          (b) The Company and the Bank shall have each executed and delivered this Third Amendment;

          (c) The Company shall have delivered to the Bank a certified copy of resolutions of the board of directors of the Company authorizing execution and delivery of this Third Amendment, together with a certificate of the Secretary of the Company certifying the officers of the Company, including the original signature of each such officer and stating that there has been no amendment to the Company's bylaws or certificate of incorporation since June 13, 1995, or if any such amendment has occurred, attaching a copy of same and certifying the accuracy thereof; and

          (d) The Company shall have entered into the Amended and Restated Revolving Credit Note in the form attached as Schedule 1 hereto.

     4.   The Company represents and warrants to the Bank that:

          (a) The execution, delivery and performance of this Third Amendment by the Company and the affirmation hereof by the Guarantor have been duly authorized by all necessary corporate action and will not require any consent or approval of its stockholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or the Guarantor is a party or by which it or its properties may be bound or affected;

          (b) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of the Company or the Guarantor is required on the part of the Company or the Guarantor, in connection with the execution, delivery and performance of this Third Amendment or transactions contemplated hereby and thereby;

          (c) The Credit Agreement, as amended hereby, is the legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms thereof and the Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with the terms thereof and the Guaranty continues to extend to all the Indebtedness evidenced by the Credit Agreement including without limitation Indebtedness evidenced by the Revolving Credit Note;

          (d) After giving effect to the amendments contained herein and effective pursuant hereto, the representations and warranties contained in
Article IV of the Credit Agreement are true and correct on and as of the effective date hereof in the same force and effect as if made on and as of such effective date;

          (e) The most recent audited financial statements of the Company delivered to the Bank are complete and accurate in all material respects and present fairly the financial condition of the Company and its subsidiaries as of such date in accordance with generally accepted accounting principles. There has been no adverse material change in the condition of the business, properties, operations or condition, financial or otherwise, of the Company and its subsidiaries since the date of such financial statements. There are no liabilities of the Company or any of its subsidiaries, fixed or contingent, which are material but not reflected on such financial statements or in the notes thereto; and

          (f) No Event of Default and no event or condition which would become an Event of Default after the lapse of time or the giving of notice or both, shall have occurred and be continuing or exist under the Credit Agreement, as amended hereby, as of the effective date hereof.

     5. The Company agrees to pay and save the Bank harmless from liability for the payment of all costs and expenses arising in connection with this Third Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Bank, in connection with the preparation and review of this Third Amendment and any related documents.

     6. The capitalized terms used but not defined herein shall have the respective meaning ascribed thereto in the Credit Agreement. Except as expressly contemplated hereby, the Credit Agreement, the Security Documents and all related notes, guaranties, certificates, instruments and other documents are hereby ratified and confirmed and shall remain in full force and effect.

     7. This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     8. The Third Amendment may be executed in one or more counterparts, each of which together shall constitute the same agreement. One or more counterparts of this Second Amendment may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

                              AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO


                              By:

                              Its:


PORTEC, INC.


By:

Its: